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DOLLAR GENERAL OPENS 66 STORES IN NOVEMBER

667 Stores Opened So Far in Current Fiscal Year

GOODLETTSVILLE, Tenn. — December 4, 2003 —Dollar General (NYSE: DG) reports opening 66 stores in the four-week period ended November 28, 2003. With these additional stores, as of November 28, 2003, the Company operated 6,709 stores. To date, the Company has opened 667 stores this fiscal year.

The 66 newest store locations include two in Alabama; three in Florida; one in Georgia; two in Illinois; one in Indiana; one in Iowa; one in Kentucky; six in Louisiana; three in Michigan; two in Mississippi; one in Missouri; one in Nebraska; eight in New York; eight in North Carolina; one in Ohio; three in Pennsylvania; four in South Carolina; one in Tennessee; 10 in Texas; six in Virginia; and one in West Virginia.

Dollar General is a Fortune 500® discount retailer. The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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